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                                   UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934

                                 February 27, 1998
                                 -----------------
                  Date of Report (Date of earliest event reported)



                         TRANSACTION NETWORK SERVICES, INC.
                ----------------------------------------------------
               (Exact name of registrant as specified in its charter)


         Delaware                       0-23856                54-1555332
         --------                       -------                ----------
(State or other jurisdiction          (Commission           (IRS Employer
of incorporation or organization)      File No.)           Identification No.)



                  1939 Roland Clarke Place, Reston, Virginia 20191
                  ------------------------------------------------
               (Address of principal executive offices and zip code)


                                   (703) 453-8300
                                   --------------
                (Registrant's telephone number, including area code)



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Item 2. Acquisition or Disposition of Assets.

        On February 27, 1998, Transaction Network Services, Inc. (the "Company") acquired certain assets and assumed certain liabilities of SunTech Processing Systems, LLC ("SunTech"), a Texas limited liability company. The consideration paid after arm's-length negotiations was $17.5 million, composed of (a) $12.25 million in cash, and (b) 287,466 shares of the Company's common stock.

       Prior to the acquisition, SunTech primarily was engaged in the business of providing transaction processing services for automated teller machines ("ATMs") and developing additional communications technology for ATMs. The major assets that the Company acquired from SunTech include the dial-up ATM transaction processing business of SunTech and SunTech's proprietary host-interface processing technology which allows for leased line ATMs to be converted into dial-up ATMs. It is possible that the Company will sell SunTech's ATM transaction processing business to a third party.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)     Financial Statements of Business Acquired.

        The required financial statements for SunTech are not available and will be filed by amendment hereto no later than 60 days after the date this report is required to be filed.

(b)     Pro Forma Financial Information.

        The required pro forma financial information will be filed at the time the required financial statements for SunTech are filed.

(c)     Exhibits.

        Asset Purchase Agreement dated February 27, 1998 by and between Transaction Network Services, Inc. and SunTech Processing Systems, LLC.

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                                     SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TRANSACTION NETWORK SERVICES, INC.

Dated:  March 9, 1998                      By: /s/ Thaddeus G. Weed
                                               ---------------------
                                               Thaddeus G. Weed
                                               Chief Financial Officer


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